SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

June 10, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: rVue Holdings, Inc.
File Reference No. 333-158117

We were previously the independent registered public accounting firm for rVue, Inc. (the predecessor company to rVue Holdings, Inc.) and under the date of May 17, 2010, we reported on the financial statements of rVue, Inc., as of December 31, 2009, and for the period from September 15, 2009 (inception) to December 31, 2009.

Effective June 9, 2010 we were dismissed as the independent registered public accounting firm of rVue, Inc. We have read rVue Holdings, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's and Wholly-Owned Subsidiary's Certifying Accountants" on rVue Holdings Inc's Form 8-K dated June 8, 2010 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company P.A.

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com